EXHIBIT 10.2

Equipment Transfer Agreement

Transferor (hereinafter “Party A”): Longkou Datong Industry and Trade Co., Ltd.

Transferee (hereinafter “Party B”): Yantai Jinguan Investment Co., Ltd.

Whereas:

1. Longkou Datong Industry and Trade Co., Ltd. is a company registered and established under the laws in the PRC and in good standing, which has operated Dayuan Gold Mining Co., Ltd.’s No.117 Mining Area for the lease term from 2008 through 2011.

2. Yantai Jinguan Investment Co., Ltd. is a company registered and established under the laws in the PRC, in good standing and with its business scope mainly covering comprehensive gold mining operations.

3. During its leasing period of the Dayuan Gold Mine, Party A agrees to purchase certain equipment for operation.

4. Party A owns all the assets covered in the asset list attached hereto, and is the legal owner of the title of these assets.

5. Party A and Party B had entered into a Memorandum Of Understanding For Equipment Transfer on March 8, 2011 (“MOU”).

6. Given that Party A intends to transfer the assets it owned covered in the asset list at a consideration of RMB15,000,000, Party B intends to purchase the assets at a consideration of RMB15,000,000.

Therefore, Party A and Party B, through friendly negotiations and on the principles of cooperation and mutual benefit, hereby agree as follows:

Article 1 Definitions
Unless the context otherwise requires, the following terms shall have the meanings given to them below when used in this Agreement and its annex:

1. “Transfer” or “this transfer” means the transfer of the assets owned by Party A which are covered in the asset list, between Part A and Party B, as stated in this Agreement.

2. “Transferred assets” means all the assets covered in the asset list, transferred by Party A to Party B, in accordance with this Agreement.

Article 2 Transfer Object

The transfer object under this Agreement is the equipment purchased and used in No.117 Mining Area of Dayuan Gold Mine by Party A during its leasing period.

1. The names, models, specifications and quantities of the equipments to be transferred are listed in detail in the asset list.

2. Party B intends to purchase the aforementioned transfer object, and, after the transfer, to own the title of the transfer object.

Article 3 Transfer Price

1. The final agreed overall price of the Transferred assets is RMB15,000,000.

2. The overall contract price covers the title of the assets and auxiliary equipment, taxes, and all the expenses to be incurred in the Transfer and technology services, including providing technological documents and graphics.

3. The contract price is fixed and unconditional.

Article 4 Payment of Transfer Price

The overall contract price as stated in Article 3 of this contract shall be paid by Party B to Party A via bank transfer in the following manner and installments.

1．According to the MOU, Party B had already paid Party A a deposit of RMB 12,000,000 within three days of the signing of the document.

2．Party B had further paid Party A the second deposit of RMB2,780,000 in accordance with the MOU.

3.  The balance due shall be payable on or before May 10, 2011.
Article 5 Transfer of Equipment Graphics and Documents

1．Time of Transfer: on the date that Party A receives the first deposit from Party B, Party A shall arrange both parties to carry out the delivery of transferred assets.

2．Place of Transfer: mining well and processing plant in No.117 Mining Area of the Dayuan Gold Mine.

3．The entire asset transfer process shall be completed on the date that Party A received the balance due from Party B, and all personnel from Party A shall evacuatefrom the premises.

4.   Party A shall deliver to Party B all the graphics and documents used for operational purposes during its leasing period of No.117 Mining Area (including electronic versions of the graphics and documents).

Article 6 Representations and Warranties

Each Party in this Agreement hereby represents and warrants to the other Parties that:

1.   All the information represented and warranted by each Party is genuine, complete and accurate.

2.   Each Party has full capacity for civil conduct, fully capable of exercising the rights to operate independently and to divide and administer its owned assets.

3.   Each Party has all the rights, authorizations and approvals required to sign this Agreement, and has all the rights, authorizations and approvals required to fully perform all the obligations under this Agreement.

4.   All relevant provisions in this Agreement shall become effective and binding obligations upon the signing of this Agreement by Party A and Party B.

5.   Neither the signing of this Agreement nor the performance of any obligation under this Agreement shall contradict, violate, or breach any Party’s terms of the business license, articles of association, or any laws and regulations, or any approval by any government offices and agencies, or any provision in any contract or agreement with signed by one of the Parties in this Agreement.

6.   As of today’s date, no such issue exists that might violate the laws, or might hinder either Party from performing its obligations under this Agreement.

7.   To the best of the knowledge of the two parties, there exists no such pending or threatened lawsuit, arbitration, other legal or administrative procedure, or government investigation that is concerned with any provision in this Agreement, or might hamper either Party’s capacity to sign this Agreement or perform its obligations under this Agreement.

8.   Each Party has disclosed to the other Party all the documents it possesses pertaining to the transaction in this Agreement, and has, in these documents, neither provided any false statement on important facts nor omitted any statement on important facts which causes the contents of the documents to be inaccurate.

9.   Party A warrants that none of the assets to be transferred has been seized, and that there is no mortgage, pledge, or guarantee on any unsettled debt attached to the assets to be transferred.

Article 7 Disputes Resolution

Any dispute arising from or in connection with the performing of this Agreement shall be resolved by both parties through friendly negotiations. In case no resolution can be reached by both parties, either party may file a lawsuit in the People’s Court of China in accordance with relevant laws.

Article 8 Miscellaneous

1.   This Agreement, since its effective date, is binding on both Parties. Neither the rights nor the obligations under this Agreement shall be amended, unless a supplemental agreement is signed by both Parties.

2.   Should any provision of this Agreement be held to be invalid or ineffective, such provision shall not affect the validity of the remainder of this Agreement.

3.   In case of anything not covered herein in this contract or the content of any provision being ambiguous, both Parties shall come to rational explanations of this contract, based on the principles and purpose of this contract, transaction norms, and the contents of pertaining provisions, and in accordance with common understanding. Such explanations shall be binding, unless in violation of law or of this contract.

4.   This Agreement shall become effective after the legal or authorized representatives of both Parties signed their names with corporate seal (if applicable).

5.   This Agreement is signed in quadruplicate. Party A and Party B shall hold two copies respectively and each copy has equal legal effects.

6.   This contract is signed in Longkou, China, on May 6, 2011.

Article 9 Annex

Asset List

SIGNATURES:

Party A:             (sd.)
Representative:   LI WEI DONG

Party B:             (sd.)
Representative:   YANG JIANXI